CONSENT OF
                  INDEPENDENT CHARTERED ACCOUNTANTS


The undersigned independent chartered accounting firm hereby consents to the inclusion of its report on the financial statements of EPL Ventures Corp. (a Development Stage Company) as of March 31, 1999 and for the five month period then ended and to the reference to it as experts in accounting and auditing relating to said
financial statements and under the heading Part II, Item 3   Changes
in and Disagreements with Accountants in the Registration Statement and Prospectus Amendment No. 1, Form 10-SB for EPL Ventures Corp. dated December 1, 1999.


           /s/   Davidson & Company
           Vancouver, Canada
           Chartered Accountants


December 3, 1999

                           CONSENT OF
                  INDEPENDENT CHARTERED ACCOUNTANTS

The undersigned independent chartered accounting firm hereby consents to the inclusion of its report on the financial statements of Industrial Rubber Innovations Inc. (a Development Stage Company) as of March 31, 1999 and for the period from incorporation on November 19, 1998 to March 31, 1999 and to the reference to it as experts in accounting and auditing relating to said financial
statements and under the heading Part II, Item 3   Changes in and
Disagreements with Accountants in the Registration Statement and Prospectus Amendment No. 1, Form 10-SB for Industrial Rubber Innovations Inc. dated December 1, 1999.





           /s/   Davidson & Company
           Vancouver, Canada
           Chartered Accountants



December 3, 1999